UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 21, 2014

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33434

(Address of principal executive offices)

Telephone:  (877) 880-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant

Effective January 1, 2014, Our registered accountants, De Meo Young McGrath, P.A. Certified Public Accountants (“DYM”), which served as the Company’s independent registered public accounting firm with respect to the Company’s financial statements as at and for the year ended June 30, 2013 notified us on January 20, 2014 that our client-auditor relationship has ceased due to DYM’s merger with Goldstein Schechter Koch, P.A. (“Goldstein Schechter Koch”). See Exhibit 16.1.

Goldstein Schecter Koch is the surviving firm and shall continue to practice under that name. Anthony De Meo who served as DYM’s concurring partner for the Company’s audited financial statements at and for the year ended June 30, 2013, has become a partner of Goldstein Schechter Koch and will serve as the concurring partner for the 2014 audit. Goldstein Schechter Koch, has commenced service as the Company’s independent registered public accounting firm effective as of January 20, 2014. This change in the Company’s independent registered accounting firm was approved by the Company’s Board of Directors. As a result, the reports previously issued by DYM with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by, Goldstein Schechter Koch.

DYM’s report on the Company’s financial statements at and for the years ended June 30, 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended June 30, 2013 and the subsequent period through the effective date of this filing (i) there have been no disagreements with DYM, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DYM, would have caused DYM to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided DYM with a copy of this Report and requested DYM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether DYM agrees with the statements made by the Company in this Report, and, if not, stating the respects in which it does not agree. The letter from DYM is attached to this filing as exhibit 16.2.

Neither the Company nor anyone on behalf of the Company consulted Goldstein Schechter Koch regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Goldstein Schechter Koch was provided with respect to any accounting, auditing, or financial reporting issue or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Goldstein Schechter Koch with a copy of this Report and requested Goldstein Schechter Koch to review the disclosures contained in this Report and furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Goldstein Schechter Koch does not agree with the disclosures made in this Report. The Goldstein Schechter Koch letter is attached to this filing as an exhibit.

Section 9- Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 16.1	Declination Letter from De Meo Young McGrath, P.A.

Exhibit 16.2	Letter from Goldstein Schechter Koch, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: January 21, 2014	By: /s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer